UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2024

Rithm Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
001-35777		45-3449660
(Commission File Number)		(IRS Employer Identification No.)

799 Broadway New York New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 850-7770

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	RITM	New York Stock Exchange
7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR A	New York Stock Exchange
7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR B	New York Stock Exchange
6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	RITM PR C	New York Stock Exchange
7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock	RITM PR D	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2024, Rithm Capital Corp. (the “Company”) and Michael Nierenberg (“Executive”) amended the Employment Agreement by and between the Company and Executive, dated June 17, 2022 (the “Employment Agreement Amendment”), to (i) reduce the Executive’s base salary from $1,250,000 to $1,000,000, effective April 1, 2024, (ii) reduce the annual target cash bonus for the Executive from $5,000,000 to $4,000,000; (iii) reduce the target value of the annual time-based equity award to be made to Executive from $4,375,000 to $3,000,000 and (iii) increase the target value of the annual performance-based equity award to be made to Executive from $4,375,000 to $9,000,000, such that 75% of the target value of Executive’s annual equity award grants will now be in the form of performance-based units.

The foregoing summary of the Employment Agreement Amendment is qualified in its entirety by reference to the Employment Agreement Amendment, a copy of which will be filed in a subsequent filing with the U.S. Securities Exchange Commission and incorporated into this Item 5.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2024

Rithm Capital Corp.

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer